Exhibit 99.1

APTEVO THERAPEUTICS SECURES $25 MILLION NON-DILUTIVE FINANCING FROM MIDCAP FINANCIAL TRUST

Extends Cash Runway into Q3 2021

The Current Cash Balance is Anticipated to Create a Sufficient Timeline to Complete the APVO 436 Phase I(a) Dosing Cohorts Which Pre-Clinical Modelling Predicts May Deliver an Efficacious Dose

Seattle, WA – August 6, 2020 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a biotechnology company focused on developing novel immuno-oncology therapeutics based on its proprietary ADAPTIR™ bispecific technology platform, announced today that it has reached agreement with MidCap Financial Trust (“MidCap”) for a $25 million term loan facility. The loan was fully funded at closing.

Jeff Lamothe, Chief Financial Officer of Aptevo stated: “We have built a strong partnership with MidCap over the past four years and are pleased to once again partner with them. The size and structure of this non-dilutive loan was positively influenced by our RUXIENCE™ and IXINITY® royalty streams. We believe this financing, along with anticipated quarterly royalty payments from Pfizer and Medexus, related to RUXIENCE and IXINITY respectively, provide Aptevo with a solid cash position to continue development of APVO 436 and our preclinical candidates. This financing extends our cash runway into the third quarter of 2021, which, based on pre-clinical modelling, is beyond the currently anticipated time required to achieve a potentially efficacious dose level in our APVO 436 Phase I(a) clinical trial. Our previously announced process with Piper Sandler to sell our RUXIENCE royalty stream and our IXINITY royalty stream and milestones is underway.”

The MidCap loan has a 48 month term, is interest-only for the first 18 months, with straight-line amortization for the remaining 30 months and bears interest at a rate of one month LIBOR plus 6.25% per annum, subject to a 1.50% LIBOR floor. The loan includes additional repayment provisions should either or both of the royalties or milestones related to IXINITY or royalties related to RUXIENCE be sold during the term of the loan. See the 8-K, which will be filed within the next four business days, for additional details related to the loan agreement.

About Aptevo Therapeutics Inc.

Aptevo Therapeutics Inc. is a clinical-stage biotechnology company focused on developing novel immunotherapies for the treatment of cancer. The Company’s lead clinical candidate, APVO436, and preclinical candidates, ALG.APV-527 and APVO603, were developed based on the Company’s versatile and robust ADAPTIR™ modular protein technology platform. The ADAPTIR platform is capable of generating highly differentiated bispecific antibodies with unique mechanisms of action for the treatment of different types of cancer. For more information, please visit www.aptevotherapeutics.com

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, statements regarding potential royalty and milestone payments, Aptevo’s ability to successfully sell rights to such payments on terms acceptable to Aptevo, Aptevo’s outlook, financial performance or financial condition, estimated cash burn, Aptevo’s technology and related pipeline, collaboration and partnership opportunities, milestones, and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “forecasts,” “estimates,” “will” and similar expressions are forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; adverse developments in research and development; adverse developments in the U.S. or global capital markets, credit markets or economies generally; and changes in regulatory, social and political conditions. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, as filed on March 25, 2020 and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement.

Source:

Aptevo Therapeutics Inc

Daphne Taylor

Vice President, Finance

+1 206-859-6629

taylord2@apvo.com